                                                                    EXHIBIT 3.16

                          CERTIFICATE OF INCORPORATION

                                       OF

                           FIRSTWAVE MANAGEMENT, INC.



         I, the undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do hereby certify as follows:

         FIRST: NAME. The name of the Corporation is FirstWave Management, Inc. (hereinafter referred to as the "Corporation").

         SECOND: REGISTERED OFFICE AND AGENT. The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

         THIRD: PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: SERIES OF STOCK. The Corporation is authorized to issue only one (1) class of stock. The total number of shares of stock which the Corporation shall have authority to issue is 1,000, consisting of 1,000 shares of common stock, of the par value of $.01 per share (hereinafter referred to as the "Common Stock").

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

         FIFTH: DIRECTORS. The number of Directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws, but in no case shall the number be less than three (3) nor more than five (5).

         The names and mailing addresses of the persons who are to serve as Directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

         Director's Name               Mailing Address
         ---------------               ---------------
         Samuel F. Eakin               4324 S. Sherwood Forest Blvd., Ste. 110
                                       Baton Rouge, Louisiana 70816

         Frank W. Eakin                4324 S. Sherwood Forest Blvd., Ste. 110
                                       Baton Rouge, Louisiana 70816

         David B. Ammons               4324 S. Sherwood Forest Blvd., Ste. 110
                                       Baton Rouge, Louisiana 70816

         SIXTH: INDEMNIFICATION. Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted from time to time by the General Corporation Law of the State of Delaware or any other applicable law as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different that provided in this Article SIXTH. Any amendment or repeal or this Article SIXTH shall not adversely affect any right or protection existing hereunder immediately prior to such amendment or repeal.

         SEVENTH: DIRECTOR LIABILITY. To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. Any amendment or repeal this Article SEVENTH shall not adversely affect any right or protection of a Director of the Corporation existing immediately prior to such amendment or repeal.

         EIGHTH: AMENDMENT. The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and this Certificate of Incorporation, and all rights conferred upon stockholders herein are created subject to this reservation.

         NINTH: INCORPORATOR. The name and mailing address of the incorporator is Robert T. Bowsher, One American Place, Suite 2300, Baton Rouge, Louisiana, 70825.

         IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 12th day of November, 1998.



                                     /s/ Robert T. Bowsher
                                -----------------------------------
                                Robert T. Bowsher, Incorporator